UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2005

AVAYA INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15951 (Commission File Number)	22-3713430 (IRS Employer Identification No.)

211 Mount Airy Road Basking Ridge, NJ (Address of principal executive offices)	07920 (Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

                On February 23, 2005, Avaya Inc., a Delaware corporation (“Avaya”), entered into a Credit Agreement (the “Credit Agreement”), among Avaya, Avaya International Sales Limited, an indirect subsidiary of Avaya (“AISL”), the lenders party thereto and Citicorp USA, Inc., as agent for the lenders.  The commitments pursuant to Avaya’s previous Amended and Restated Five Year Revolving Credit Facility Agreement, dated as of April 30, 2003 (as amended), among Avaya, the lenders party thereto and Citibank, N.A., as agent for the lenders, were terminated and the security interests securing obligations under that facility were fully released.

Under the Credit Agreement, borrowings are available in U.S. dollars or Euros to Avaya and AISL, and the maximum amount of borrowings that can be outstanding is $400,000,000.  The Credit Agreement is a five-year revolving facility (with an expiration date of February 23, 2010) and is not secured by any assets.  The Credit Agreement contains affirmative and restrictive covenants that Avaya must comply with, including: (a) periodic financial reporting requirements, (b) maintaining a maximum ratio of (i) consolidated debt to (ii) earnings before interest, taxes, depreciation and amortization, adjusted for certain business restructuring charges and related expenses and non-cash charges, referred to as adjusted EBITDA, of 2.00 to 1.00, (c) maintaining a minimum ratio of adjusted EBITDA to interest expense of 4.00 to 1.00, (d) limitations on the incurrence of subsidiary indebtedness, (e) limitations on liens, (f) limitations on investments, (g) limitations on the creation or existence of agreements that prohibit liens on our properties and (h) restrictions on the payment of dividends.  The Credit Agreement provides that Avaya may use up to $1 billion in cash (excluding transaction fees) and assumed debt for acquisitions completed after the date of the agreement, provided that it is in compliance with the terms of the agreement.

              There are currently no amounts outstanding under the Credit Agreement, and Avaya has not borrowed any amounts under any of its credit facilities since the second quarter of fiscal 2002.  Avaya believes that the Credit Agreement provides it with an important source of backup liquidity.

The press release announcing the execution of the Credit Agreement is attached hereto as Exhibit 99.1.  The Credit Agreement is attached hereto as Exhibit 99.2.  From time to time, certain of the lenders provide customary commercial and investment banking services to Avaya.

Item 9.01. Financial Statements and Exhibits.

99.1                         Press Release of Avaya Inc., dated February 24, 2005

99.2                         Credit Agreement, dated as of February 23, 2005, among Avaya Inc., Avaya International Sales Limited, the lenders party thereto and Citicorp USA, Inc., as agent for the lenders

[Signature page to follow]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: February 28, 2005	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and
Senior Vice President,
Corporate Development